Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 24, 2012, relating to the financial statements and financial highlights which appear in the March 31, 2012 Annual Reports to Shareholders of Goldman Sachs Municipal Income Fund, Goldman Sachs High Yield Municipal Fund, Goldman Sachs Short Duration Tax-Free Fund, Goldman Sachs High Quality Floating Rate Fund (formerly Goldman Sachs Ultra-Short Duration Government Fund), Goldman Sachs Short Duration Government Fund, Goldman Sachs Enhanced Income Fund, Goldman Sachs Inflation Protected Securities Fund, Goldman Sachs Government Income Fund, Goldman Sachs Short Duration Income Fund, Goldman Sachs U.S. Mortgages Fund, Goldman Sachs Investment Grade Credit Fund, Goldman Sachs Emerging Markets Debt Fund, Goldman Sachs High Yield Fund, Goldman Sachs Local Emerging Markets Debt Fund, Goldman Sachs High Yield Floating Rate Fund, and of our report dated May 25, 2012, relating to the financial statements and financial highlights which appear in the March 31, 2012 Annual Report to Shareholders of Goldman Sachs Global Income Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs Strategic Income Fund and Goldman Sachs Core Plus Fixed Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Boston Massachusetts
July 25, 2012